Oportun Reports Strong Second Quarter 2023 Financial Results
Record revenue of $267 million, 18% year-over-year growth

Guiding to lower losses in second half

Lowest quarterly operating expense since 2021, 14% year-over-year decline

Two new whole loan flow sale agreements totaling up to $700 million executed

Total members exceed 2 million

SAN CARLOS, CA – August 8, 2023 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun”, or the "Company") today reported financial results for the second quarter ended June 30, 2023.

"Our second quarter results marked a significant turning point as our strong top-line performance came in tandem with our lowest quarterly operating expenses since mid-2021, and we met or exceeded each of our guidance metrics," said Raul Vazquez, CEO of Oportun. "We've made great strides in addressing credit losses, and expect to see meaningful declines in loss rates starting with Q3. We also achieved record total revenue of $267 million, representing 18% year-over-year growth, despite a full year under a tightened credit posture. In addition, we demonstrated Oportun’s ability to access diversified sources of capital by completing two new significant financing agreements to sell up to $700 million in personal loan production over the next twelve months. Entering the back-half of 2023 with over two million members, we see the emergence of a leaner, more profitable Oportun. Our revised guidance reflects that we will generate $90 to $95 million in Adjusted EBITDA over the next two quarters, more than we generated over the prior sixteen quarters combined as a public company."

Second Quarter 2023 Results

Metric	GAAP		Adjusted[1]
	2Q23	2Q22	2Q23	2Q22
Total revenue	$267	$226
Net income (loss)	$(15)	$(9.2)	$2.3	$3.8
Diluted EPS	$(0.41)	$(0.28)	$0.06	$0.11
Adjusted EBITDA			$4.3	$(4.5)
Dollars in millions, except per share amounts.

Business Highlights

◦Members were 2.0 million, an increase of 10% compared to the prior-year quarter
◦Products were 2.2 million, an increase of 12% compared to the prior-year quarter
◦Aggregate Originations were $485M, down 45% compared to the prior-year quarter
◦Managed Principal Balance at End of Period was $3.25B, flat compared to the prior-year quarter
◦Annualized Net Charge-Off Rate of 12.5% as compared to 8.6% for the prior-year quarter
◦30+ Day Delinquency Rate of 5.3% as compared to 4.3% for the prior-year quarter, and 5.5% in prior-quarter

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

Financial and Operating Results

All figures are as of or for the quarter ended June 30, 2023, unless otherwise noted.

Growth Highlights

Members – Members as of the end of the second quarter grew to 2.0 million, up 10% from 1.8 million as of the end of the prior-year quarter.

Products – Products as of the end of the second quarter grew to 2.2 million, up 12% from 1.9 million as of the end of the prior-year quarter.

Originations – Aggregate Originations for the second quarter were $485 million, a decrease of 45% as compared to $878 million in the prior-year quarter. The decrease was primarily driven by fewer loans originated due to the Company tightening its credit underwriting standards and focusing lending toward existing and returning members to improve credit outcomes, and wa; partially offset by growth in average loan size due to the focus on lending to returning members.

Financial Results

Revenue – Total revenue for the second quarter was $267 million, an increase of 18% as compared to $226 million in the prior-year quarter. The increase was primarily attributable to higher interest income due to growth in the Company's Average Daily Principal Balance. Net revenue for the second quarter was $119 million, a decrease of 18% as compared to net revenue of $145 million in the prior-year quarter. Net revenue declined from the prior-year quarter due elevated charge-offs driven by our back book of loans originated prior to June 2022 when we materially tightened our underwriting standard and increased interest expense, partially offset by increased revenue.

Operating Expense and Adjusted Operating Expense – For the second quarter, total operating expense was $136 million, as compared to $158 million in the prior-year quarter. This was attributable to a combined set of initiatives in February and May to deliver $126 to $136 million in annualized expense savings. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, decreased 17% year-over-year to $116 million.

Net Income (Loss) and Adjusted Net Income (Loss) – Net loss was $15 million as compared to a net loss of $9.2 million in the prior-year quarter. Adjusted Net Income was $2.3 million as compared to $3.8 million in the prior-year quarter. The decreases in net income and Adjusted Net Income are attributable to elevated charge-offs driven by our back book and increased interest expense, partially offset by increased revenues and lower operating expenses.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, were both $0.41 for the three months ended June 30, 2023. GAAP net loss per share, basic and diluted, were both $0.28 in the prior-year quarter. Adjusted Earnings Per Share was $0.06 as compared to $0.11 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $4.3 million, up from a $4.5 million loss in the prior-year quarter.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the quarter was 12.5%, compared to 8.6% for the prior-year quarter.

30+ Day Delinquency Rate – The Company's 30+ Day Delinquency Rate was 5.3% at the end of the quarter, compared to 4.3% at the end of the prior-year quarter and 5.5% in prior-quarter. 30+ Day Delinquency Rates on vintages originated since significant July 2022 credit tightening are performing near or better than comparable vintages originated in 2019. 30+ Day Delinquency Rates are presented on page 11 of the Company's Earnings Presentation available at investor.oportun.com.

First Payment Defaults – First Payment Defaults on newly-originated loans continue to come in at pre-pandemic 2019 levels due to the Company's tightening of credit underwriting standards and focusing lending towards existing and returning members to improve credit outcomes. The Company regards First Payment Defaults to be an early indicator of credit performance as the outstanding principal balance of loans that have their first payment past due are regarded as more likely to default and result in a charge-off. First Payment Defaults are calculated as the principal balance of any loan whose first payment becomes 30 days past due, divided by the aggregate principal balance of all loans originated during that same week. First Payment Defaults are presented on page 10 of the Company's Earnings Presentation available at investor.oportun.com.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the quarter was 51% as compared to 70% in the prior-year quarter. Adjusted Operating Efficiency for the second quarter was 43%, as compared to 62% in the prior-year quarter. Adjusted Operating Efficiency excludes stock-based compensation expense and certain non-recurring charges, such as the Company's workforce optimization expenses and acquisition and integration related expenses. The decline in Operating Efficiency and Adjusted Operating Efficiency reflect the Company growing its revenue while exercising strong expense discipline to reduce operating expenses.

Return On Equity ("ROE") and Adjusted ROE – ROE for the quarter was (13)%, as compared to (5.7)% in the prior-year quarter.  Adjusted ROE for the quarter was 2.0%, as compared to 2.3% in the prior-year quarter.

Other Products

Secured personal loans – As of June 30, 2023, the Company had a secured personal loan receivables balance of $128 million, up 28% from $100 million at the end of the second quarter 2022.

Credit card receivables – As of June 30, 2023, the Company had a credit card receivables balance of $120 million, up 1% from $119 million at the end of the second quarter 2022.

Funding and Liquidity

As of June 30, 2023, total cash was $202 million, consisting of cash and cash equivalents of $73 million and restricted cash of $129 million. As of July 31, 2023, total cash was $209 million, consisting of cash and cash equivalents of $86 million and restricted cash of $123 million. Cost of Debt and Debt-to-Equity were 6.0% and 6.3x, respectively, for and at the end of the second quarter 2023 as compared to 3.0% and 3.9x, respectively, for and at the end of the prior-year quarter. As of June 30, 2023, the Company had $186 million of undrawn capacity on its existing $600 million personal loan warehouse line. The Company's personal loan warehouse line is committed through September 2024. As of June 30, 2023, the Company had $46 million of undrawn capacity on its existing $120 million credit card warehouse line. The Company's credit card warehouse line is committed through December 2024.

On June 16, 2023, and August 3, 2023, the Company entered into forward flow whole loan sale agreements and has a commitment to sell up to $300 million and $400 million of its personal loan originations over the following twelve-month periods, respectively. During the three months ended June 30, 2023, the Company transferred loans receivable totaling $25 million, pursuant to the June 16, 2023 arrangement, leaving a capacity of up to $275 million. While the economics of these transactions are structured as whole loan sales, they do not qualify as sales for accounting purposes. Accordingly, the related assets remain on the Company's balance sheet and cash proceeds received are recorded as a secured borrowing.

Financial Outlook for Third Quarter and Full Year 2023

Oportun is providing the following guidance for 3Q 2023 and full year 2023 as follows:

	3Q 2023	Full Year 2023
Total Revenue	$260 - $265 M	$1,045 - $1,055 M
Annualized Net Charge-Off Rate	11.7% +/- 15 bps	11.7% +/- 30 bps
Adjusted EBITDA	$35 - $40 M	$70 - $75 M

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss second quarter 2023 results at 5:00 p.m. ET (2:00 p.m. PT) today. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. The dial-in number for the conference call is 1-866-604-1698 (toll-free) or 1-201-389-0844 (international). Participants should call in 10 minutes prior to the scheduled start time. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted Operating Efficiency, Adjusted Operating Expense and Adjusted Return on Equity ("ROE"), which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven fintech that puts its 2.0 million members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $16.6 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to future performance, results of operations and financial position; statements related to the effectiveness of the Company’s cost-cutting measures in strengthening its business; the ability to access diverse sources of capital; the Company's expectations regarding the sale of certain personal loan originations; achievement of the Company's strategic priorities and goals; the Company's expectations regarding macroeconomic conditions; the Company's future growth opportunities; the Company's expectations regarding an improvement in its loan loss rate in the second half of the year and going forward, and the effect of tightening its underwriting standards on credit outcomes; the Company's third quarter and full year 2023 outlook; and the Company's expectations related to future profitability on an adjusted basis, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “anticipate,” “project,” “outlook,” “continue,” “may,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements on its current expectations and projections about future events, financial trends and risks and uncertainties that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, and include, but are not limited to, Oportun's ability to retain existing members and attract new members; Oportun's ability to accurately predict demand for, and develop, new and commercially viable financial products and services; the effectiveness of Oportun's A.I. model; macroeconomic conditions, including rising inflation and market interest rates; increases in loan non-payments, delinquencies and charge-offs; Oportun's ability to increase market share and enter into new markets; Oportun's ability to realize the benefits from acquisitions and integrate acquired technologies, including the Digit acquisition; the risk of security breaches or incidents affecting the Company's information technology systems or those of the Company's third-party vendors or service providers; Oportun’s ability to successfully offer loans in additional states; Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry; changes in Oportun's ability to obtain additional financing on acceptable terms or at all; and Oportun's potential need to seek additional strategic alternatives, including restructuring or refinancing its debt, seeking additional debt or equity capital, or reducing or delaying its business activities. The forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact
Usher Lieberman
(650) 769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Interest income	$240.5	$207.7	$478.1	$399.9
Non-interest income	26.1	18.1	48.0	40.6
Total revenue	266.6	225.8	526.1	440.5
Less:
Interest expense	41.4	17.1	80.4	30.8
Net decrease in fair value	(106.5)	(63.5)	(322.2)	(59.5)
Net revenue	118.6	145.2	123.4	350.2

Operating expenses:
Technology and facilities	55.1	52.8	112.0	102.0
Sales and marketing	19.2	32.4	38.4	66.9
Personnel	30.8	38.6	68.1	74.6
Outsourcing and professional fees	9.9	17.2	23.7	31.5
General, administrative and other	21.1	16.9	40.3	30.3
Total operating expenses	136.1	157.9	282.4	305.2

Income (loss) before taxes	(17.5)	(12.7)	(159.0)	45.0
Income tax expense (benefit)	(2.6)	(3.5)	(42.0)	8.5
Net income (loss)	$(14.9)	$(9.2)	$(117.0)	$36.5

Diluted Earnings (Loss) per Common Share	$(0.41)	$(0.28)	$(3.31)	$1.10
Diluted Weighted Average Common Shares	36,691,291	32,831,499	35,342,663	33,241,681

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	June 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$73.4	$98.8
Restricted cash	129.0	105.0
Loans receivable at fair value	2,985.1	3,143.7
Interest and fees receivable, net	30.9	31.8
Capitalized software and other intangibles	133.0	139.8
Right of use assets - operating	26.5	30.4
Other assets	94.2	64.2
Total assets	$3,472.0	$3,613.7

Liabilities and stockholders' equity
Liabilities
Secured financing	$486.5	$317.6
Asset-backed notes at fair value	2,118.8	2,387.7
Asset-backed borrowings at amortized cost	25.6	—
Acquisition and corporate financing	271.5	222.9
Lease liabilities	33.1	37.9
Other liabilities	78.2	100.0
Total liabilities	3,013.6	3,066.1
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	575.6	547.8
Retained earnings (accumulated deficit)	(110.9)	6.1
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	458.4	547.6
Total liabilities and stockholders' equity	$3,472.0	$3,613.7

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income (loss)	$(14.9)	$(9.2)	$(117.0)	$36.5
Adjustments for non-cash items	114.8	75.9	308.1	99.2
Proceeds from sale of loans in excess of originations of loans sold and held for sale	2.3	(0.1)	3.4	6.1
Changes in balances of operating assets and liabilities	0.3	(13.5)	(15.2)	(50.2)
Net cash provided by operating activities	102.5	53.1	179.4	91.6

Cash flows from investing activities
Net loan principal repayments (loan originations)	(57.8)	(503.7)	(85.9)	(859.5)
Proceeds from loan sales originated as held for investment	0.6	2.2	1.7	247.2
Capitalization of system development costs	(7.0)	(12.9)	(18.7)	(23.6)
Other, net	(0.2)	(1.1)	(1.0)	(2.1)
Net cash used in investing activities	(64.4)	(515.5)	(104.0)	(638.0)

Cash flows from financing activities
Borrowings	157.9	1,037.0	270.2	1,736.0
Repayments	(195.3)	(611.0)	(345.3)	(1,241.4)
Net stock-based activities	(0.4)	(0.2)	(1.7)	(7.3)
Net cash provided by (used in) financing activities	(37.8)	425.7	(76.8)	487.3

Net increase (decrease) in cash and cash equivalents and restricted cash	0.4	(36.7)	(1.5)	(59.1)
Cash and cash equivalents and restricted cash beginning of period	201.9	170.6	203.8	193.0
Cash and cash equivalents and restricted cash end of period	$202.3	$133.9	$202.3	$133.9

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Members (Actuals)	2,005,008	1,818,588	2,005,008	1,818,588
Products (Actuals)	2,155,240	1,928,261	2,155,240	1,928,261
Aggregate Originations (Millions)	$485.1	$878.2	$893.1	$1,678.3
30+ Day Delinquency Rate (%)	5.3%	4.3%	5.3%	4.3%
Annualized Net Charge-Off Rate (%)	12.5%	8.6%	12.3%	8.6%
Return on Equity (%)	(13.1)%	(5.7)%	(46.9)%	11.8%
Adjusted Return on Equity (%)	2.0%	2.3%	(34.4)%	18.2%

Oportun Financial Corporation
OTHER METRICS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Managed Principal Balance at End of Period (Millions)	$3,253.3	$3,243.4	$3,253.3	$3,243.4
Owned Principal Balance at End of Period (Millions)	$2,963.2	$2,792.2	$2,963.2	$2,792.2
Average Daily Principal Balance (Millions)	$2,993.6	$2,577.2	$3,031.6	$2,495.5

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

This press release dated August 8, 2023 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in this press release to the most directly comparable financial measures prepared in accordance with GAAP.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income, adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense, as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company believes it is useful to exclude the impact of interest expense associated with the Company's Corporate Financing, as it views this expense as related to its capital structure rather than its funding.
•The Company excludes the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses and other non-recurring charges because it does not believe that these items reflect ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our Corporate Financing facility.
•The Company also reverses origination fees for Loans Receivable at Fair Value, net. The Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income
The Company defines Adjusted Net Income as net income adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses and other non-recurring charges because it does not believe that these items reflect its ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our Corporate Financing facility.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Adjusted Operating Efficiency and Adjusted Operating Expense
The Company defines Adjusted Operating Efficiency as Adjusted Operating Expense divided by total revenue. The Company defines Adjusted Operating Expense as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses and other non-recurring charges. Other non-recurring charges include litigation reserve, impairment charges, and debt amendment costs related to our Corporate Financing facility. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficiently the Company is managing costs relative to revenue. The Company believes Adjusted Operating Expense is an important measure because it allows management, investors and Oportun's board of directors to evaluate and compare its operating costs from period to period, excluding the impact of non-cash, stock-based compensation expense and certain non-recurring charges.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its board of directors to evaluate the profitability of the business in relation to its stockholders' equity and how efficiently it generates income from stockholders' equity.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA	2023	2022	2023	2022
Net income (loss)	$(14.9)	$(9.2)	$(117.0)	$36.5
Adjustments:
Income tax expense (benefit)	(2.6)	(3.5)	(42.0)	8.5
Interest on corporate financing (1)	8.9	—	14.9	—
Depreciation and amortization	10.8	8.8	21.2	16.1
Stock-based compensation expense	4.4	6.9	8.9	13.7
Workforce optimization expenses	8.4	1.5	15.2	1.7
Acquisition and integration related expenses	7.2	6.9	14.2	14.2
Other non-recurring charges (1)	0.6	2.5	3.1	2.8
Origination fees for Loans Receivable at Fair Value, net	(10.6)	(6.7)	(15.3)	(11.4)
Fair value mark-to-market adjustment	(7.8)	(11.7)	76.7	(52.7)
Adjusted EBITDA	$4.3	$(4.5)	$(20.1)	$29.4

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Net Income	2023	2022	2023	2022
Net income (loss)	$(14.9)	$(9.2)	$(117.0)	$36.5
Adjustments:
Income tax expense (benefit)	(2.6)	(3.5)	(42.0)	8.5
Stock-based compensation expense	4.4	6.9	8.9	13.7
Workforce optimization expenses	8.4	1.5	15.2	1.7
Acquisition and integration related expenses	7.2	6.9	14.2	14.2
Other non-recurring charges (1)	0.6	2.5	3.1	2.8
Adjusted income before taxes	3.1	5.1	(117.6)	77.4
Normalized income tax expense	0.8	1.4	(31.8)	20.9
Adjusted Net Income	$2.3	$3.8	$(85.9)	$56.5

Note: Numbers may not foot or cross-foot due to rounding.

(1) Certain prior-period financial information has been reclassified to conform to current period presentation.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Operating Efficiency	2023	2022	2023	2022
Operating Efficiency	51.1%	69.9%	53.7%	69.3%
Total Revenue	$266.6	$225.8	$526.1	$440.5

Total Operating Expense	$136.1	$157.9	$282.4	$305.2
Adjustments:
Stock-based compensation expense	(4.4)	(6.9)	(8.9)	(13.7)
Workforce optimization expenses	(8.4)	(1.5)	(15.2)	(1.7)
Acquisition and integration related expenses	(7.2)	(6.9)	(14.2)	(14.2)
Other non-recurring charges (1)	(0.3)	(2.5)	(2.6)	(2.8)
Total Adjusted Operating Expense	$115.8	$140.1	$241.5	$272.9

Adjusted Operating Efficiency	43.4%	62.0%	45.9%	61.9%

Note: Numbers may not foot or cross-foot due to rounding.

(1) Certain prior-period financial information has been reclassified to conform to current period presentation.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
GAAP Earnings (loss) per Share	2023	2022	2023	2022
Net income (loss)	$(14.9)	$(9.2)	$(117.0)	$36.5
Net income (loss) attributable to common stockholders	$(14.9)	$(9.2)	$(117.0)	$36.5

Basic weighted-average common shares outstanding	36,691,291	32,831,499	35,342,663	32,525,768
Weighted average effect of dilutive securities:
Stock options	—	—	—	453,695
Restricted stock units	—	—	—	262,218
Diluted weighted-average common shares outstanding	36,691,291	32,831,499	35,342,663	33,241,681

Earnings (loss) per share:
Basic	$(0.41)	$(0.28)	$(3.31)	$1.12
Diluted	$(0.41)	$(0.28)	$(3.31)	$1.10

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted Earnings (loss) Per Share	2023	2022	2023	2022
Diluted earnings (loss) per share	$(0.41)	$(0.28)	$(3.31)	$1.10

Adjusted Net Income	$2.3	$3.8	$(85.9)	$56.5

Basic weighted-average common shares outstanding	36,691,291	32,831,499	35,342,663	32,525,768
Weighted average effect of dilutive securities:
Stock options	9,543	—	—	453,695
Restricted stock units	291,942	—	—	262,218
Diluted adjusted weighted-average common shares outstanding	36,992,776	32,831,499	35,342,663	33,241,681

Adjusted Earnings (loss) Per Share	$0.06	$0.11	$(2.43)	$1.70

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	3Q 2023				FY 2023
	Low		High		Low		High
Adjusted EBITDA
Net (loss)*	$7.8	*	$11.4	*	$(28.9)	*	$(25.2)	*
Adjustments:
Income tax expense (benefit)	2.8		4.2		(9.4)		(8.1)
Interest on corporate financing	10.9		10.9		37.7		37.7
Depreciation and amortization	10.7		10.7		42.6		42.6
Stock-based compensation expense	5.1		5.1		19.6		19.6
Workforce optimization expenses	—		—		15.2		15.2
Acquisition and integration related expenses	6.7		6.7		27.4		27.4
Origination fees for loans receivable at fair value, net	(9.3)		(9.3)		(37.6)		(37.6)
Other non-recurring charges	0.3		0.3		3.4		3.4
Fair value mark-to-market adjustment*	*		*		*		*
Adjusted EBITDA	$35.0		$40.0		$70.0		$75.0

* Due to the uncertainty in macroeconomic conditions, we are unable to precisely forecast the fair value mark-to-market adjustments on our loan portfolio and asset-backed notes. As a result, while we expect there to be a fair value mark-to-market adjustment which will significantly increase GAAP net loss, the net loss number shown above assumes no change in the fair value mark-to-market adjustment. The impact of the actual fair value mark-to-market adjustment does not impact the calculation of Adjusted EBITDA because it has an equal and offsetting impact to net loss on a GAAP basis and our calculation of Adjusted EBITDA.

Note: Numbers may not foot or cross-foot due to rounding.